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                                                                   EXHIBIT 99
                                                               TO FORM 12b-25

                          STATEMENT OF BDO SEIDMAN, LLP


                                   FORM 12b-25


                               EXHIBIT A-12b-25(c)


Board of Trustees
Appalachian Bancshares, Inc.
 Section 401(k) Profit Sharing Plan
829 Industrial Blvd.
Ellijay, Georgia 30540


    We have read the Company's explanation of the reason for the filing of Form 12b-25, "Notification for Late Filing." We concur that adequate information has not been provided to us by the Company and the Trustee of the Master Trust for Appalachian Bancshares, Inc.'s Section 401(k) Profit Sharing Plan in order to reconcile the financial records of Appalachian Bancshares, Inc.'s Section 401(k) Profit Sharing Plan.


                                  /s/ BDO Seidman, LLP


Atlanta, Georgia
June 30, 1999